UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2025

GRID DYNAMICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38685	83-0632724
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6101 Bollinger Canyon Road, Suite 465

San Ramon, CA 94583

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 523-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GDYN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2025, the Board of Directors (the “Board”) of Grid Dynamics Holdings, Inc. (the “Company”) approved the following changes to the Company’s Outside Director Compensation Policy, effective December 23, 2025 (as so updated, the “Policy”):

•	The annual retainer fees payable to directors for Board and committee positions will be paid in equity of the Company (instead of the current cash payments), provided that each individual director may instead elect, during the open window period prior to the date of the annual meeting of stockholders, to receive his or her applicable annual retainer fees entirely in cash.
•	Equity compensation will be paid in the form of restricted stock units (“RSUs”), and will be issued following the Company’s annual meeting of stockholders, valued at the fair market value of the Company’s common stock at the time of the grant.
•	The amount awarded to each director will be calculated assuming that such director continues to serve in his or her Board and committee positions for the entire year. The RSUs will vest in equal quarterly amounts, provided that, if a director does not retain the same Board and committee positions for the year, the RSUs will vest and settle at the lower applicable amounts.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Policy. A copy of the Policy is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Outside Director Compensation Policy

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2025

GRID DYNAMICS HOLDINGS, INC.

By:	/s/ Anil Doradla
Name:	Anil Doradla
Title:	Chief Financial Officer